Exhibit 99.5

Foster Wheeler Europe Limited and Subsidiaries

Condensed Consolidated Financial Statements

September 30, 2005

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands of dollars)
(Unaudited)

	For the Nine Months Ended September 30,

	2005	2004

Operating revenues (including $11,019 in 2005 and $6,348 in 2004 with affiliates)	$941,065	$1,113,535
Cost of operating revenues (including $(32,788) in 2005 and $(55,187) in 2004 with affiliates)	(802,053)	(1,018,827)

Contract Profit	139,012	94,708

Selling, general and administrative expenses	(64,873)	(65,890)
Interest income (including $3,146 in 2005 and $2,743 in 2004 with affiliates)	6,376	6,798
Other income	34,794	43,123
Minority interest	10	—
Interest expense (including $(19,131) in 2005 and $(19,265) in 2004 with affiliates)	(19,547)	(20,566)
Other deductions	(3,715)	(4,628)

Earnings before income taxes	92,057	53,545
Provision for income taxes	(26,293)	(20,566)

Net earnings	65,764	32,979
Other comprehensive (loss)/income:
Change in accumulated translation adjustment during the period	(7,240)	2,372

Comprehensive income	$58,524	$35,351

See notes to condensed consolidated financial statements.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(in thousands of dollars, except share data and per share amounts)
(Unaudited)

	September 30,	December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$163,401	$147,352
Accounts and notes receivable:
Trade, net	185,892	205,213
Other (including $18,893 in 2005 and $13,801 in 2004 with affiliates)	37,609	20,304
Intercompany notes	13,433	6,679
Contracts in process and inventories	27,538	12,719
Prepaid, deferred and refundable income taxes	13,882	20,542
Prepaid expenses	8,574	6,294

Total current assets	450,329	419,103

Land, buildings and equipment	111,309	120,927
Less accumulated depreciation	90,803	96,613

Net book value	20,506	24,314

Restricted cash	17,065	44,458
Notes and accounts receivable - long-term	1,497	1,535
Investment and advances	147,914	140,083
Deferred income taxes	46,973	47,396
Asbestos-related insurance recovery receivable	38,368	42,400
Other assets	856	10,329

TOTAL ASSETS	$723,508	$729,618

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities:
Current installments on capital lease obligations	$708	$643
Accounts payable (including $63,408 in 2005 and $46,670 in 2004 with affiliates)	193,344	164,321
Accrued expenses	92,259	103,667
Intercompany notes payable	2,832	4,267
Estimated costs to complete long-term contracts	145,519	172,223
Advance payments by customers	41,897	62,472
Income taxes	34,087	19,244

Total current liabilities	510,646	526,837

Capital lease obligations	1,822	2,415
Intercompany notes payable - long-term	271,352	300,784
Deferred income taxes	14,776	1,747
Pension, postretirement and other employee benefits	66,627	61,315
Deferred gain	66,673	76,383
Asbestos-related liability	38,368	42,400
Other long-term liabilities and minority interest	16,131	16,140
Commitments and contingencies

TOTAL LIABILITIES	986,395	1,028,021

Shareholder's Deficit
Common Stock - $1.456 par value; authorized 10,000,000 shares; issued 5,000,000	7,280	7,280
Capitalization of intercompany notes receivable	(105,285)	(82,277)
Accumulated deficit	(22,209)	(87,973)
Accumulated other comprehensive loss	(142,673)	(135,433)

TOTAL SHARE HOLDER'S DEFICIT	(262,887)	(298,403)

TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIT	$723,508	$729,618

See notes to condensed consolidated financial statements.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
(in thousands of dollars)
(Unaudited)

		Capitalization
		of		Accumulated
		Intercompany		Other	Total
	Common	Notes	Accumulated	Comprehensive	Shareholder's
	Stock	Receivable	Deficit	Loss	Deficit

Balance at December 31, 2004	$7,280	$(82,277)	$(87,973)	$(135,433)	$(298,403)
Capitalization of intercompany notes receivable		(23,008)			(23,008)
Net earnings			65,764		65,764
Foreign currency translation adjustment				(7,240)	(7,240)

Balance at September 30, 2005	$7,280	$(105,285)	$(22,209)	$(142,673)	$(262,887)

See notes to condensed consolidated financial statements.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	For the Nine Months Ended September 30,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$51,310	$5,741

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	23,881	(16,602)
Proceeds from sale of Foster Wheeler Energia S.A. (see Note 3)	—	3,589
Capital expenditures	(3,315)	(3,615)
Proceeds from sale of equity investments	1,716	181
Other	(346)	516

Net cash provided by/(used in) investing activities	21,936	(15,931)

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalization of intercompany notes receivable	(26,922)	(6,547)
Net payment of notes with affiliates	(24,758)	(8,535)
Payment of capital lease obligations	(406)	(439)
Other	0	(14)

Net cash used in financing activities	(52,086)	(15,535)

Effect of exchange rate changes on cash and cash equivalents	(5,111)	869

INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	16,049	(24,856)
Cash and cash equivalents at beginning of period	147,352	169,321

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$163,401	$144,465

See notes to condensed consolidated financial statements.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

Foster Wheeler Europe Limited (the “Company”) is a wholly owned subsidiary of Foster Wheeler International Corporation, which is an indirectly wholly owned subsidiary of Foster Wheeler Ltd. The principal operations of the Company are to provide design, engineer, and construct petroleum processing facilities (upstream and downstream), chemical, petrochemical, pharmaceutical and natural gas liquefaction (LNG) facilities, and related infrastructure, including power generation and distribution facilities, production terminals and pollution control equipment. The Company principally operates under one segment, primarily outside of the United States, with operations in the United Kingdom, Italy, France, Turkey, Spain, Singapore and South Africa.

The Company has transactions and relationships with Foster Wheeler Ltd. and its affiliates. The financial position, results of operations, and the cash flows of the Company have been impacted by these transactions and relationships as discussed in Notes 2, 3, 5 and 10.

The functional currency of the Company is the Pound Sterling and the reporting currency is the U.S. dollar.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Company’s ability to operate profitably, to generate cash flows from operations, to collect receivables adequate to fund its obligations, including those resulting from asbestos-related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. incurred significant operating losses in each of the years in the three-year period ended December 31, 2004, and has a shareholders’ deficit of $375,004 as of September 30, 2005.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations from non-U.S. subsidiaries, asset sales, working capital needs, unused credit line availability and claims recoveries, if any. Foster Wheeler Ltd.’s liquidity forecasts cover a twelve-month period and continue to indicate that sufficient liquidity will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs through the third quarter of 2006.

As of September 30, 2005, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $342,072, compared to $390,186 as of December 31, 2004. Of the $342,072 total at September 30, 2005, $302,068 was held by Foster Wheeler Ltd.’s foreign subsidiaries. See Note 3 for additional details on cash and restricted cash balances.

Foster Wheeler Ltd.’s domestic operating entities do not generate sufficient cash flow to cover the costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, asbestos-related liabilities and corporate overhead expenses. Consequently, Foster Wheeler Ltd. requires cash repatriations from its non-U.S. subsidiaries in the normal course of its operations to meet its domestic cash needs. Foster Wheeler Ltd.’s current 2005 forecast assumes total cash repatriation from its non-U.S. subsidiaries of $119,400 from royalties, management fees, intercompany loans, debt service on intercompany loans, and/or dividends. Foster Wheeler Ltd. repatriated $86,100 and $65,000 from its non-U.S. subsidiaries in the first nine months of 2005 and 2004, respectively.

There can be no assurance that the forecasted foreign cash repatriation will occur, as the non-U.S. subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in the amount forecasted above.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In September 2004, Foster Wheeler Ltd. consummated an equity-for-debt exchange in which it issued common shares, preferred shares, warrants to purchase common shares and new 2011 Senior Notes in exchange for certain of its outstanding debt securities and trust securities. The exchange offer reduced Foster Wheeler Ltd.’s existing debt by $436,933, reduced deferred accrued interest by $31,105, improved shareholders’ deficit by $448,162 and eliminated substantially all material scheduled corporate debt maturities prior to 2011.

In August 2005, Foster Wheeler Ltd. completed a second equity-for-debt exchange in which it issued common shares for Trust Preferred Securities. This exchange reduced the aggregate liquidation amount of Foster Wheeler Ltd.’s existing Trust Preferred Securities by $65,214, reduced the amount of deferred accrued interest by $26,052, and improved shareholders’ deficit by $87,571.

On October 13, 2005, Foster Wheeler Ltd. consummated a third equity-for-debt exchange for up to $150,000 outstanding principal amount of the 2011 Senior Notes, along with a consent solicitation. Under the terms of the exchange offer, each tendering holder received 40.179 common shares for each thousand dollars of aggregate principal amount of 2011 Senior Notes, including accrued and unpaid interest, accepted by Foster Wheeler Ltd. for exchange. Concurrent with the exchange offer, Foster Wheeler Ltd. also solicited consents from holders of the outstanding 2011 Senior Notes to proposed amendments to the indenture under which the outstanding 2011 Senior Notes were issued. Foster Wheeler Ltd. offered holders a consent fee of ten dollars for each thousand dollars of aggregate principal amount of 2011 Senior Notes tendered as of October 27, 2005. Foster Wheeler Ltd. has obtained the consent of a majority of the outstanding aggregate principal amount of the 2011 Senior Notes required to amend the indenture. The exchange, which will be reflected in Foster Wheeler Ltd.’s fourth quarter 2005 financial statements, reduced the carrying amount of outstanding 2011 Senior Notes, reduced the amount of unpaid accrued interest on the 2011 Senior Notes, and improved consolidated shareholders’ deficit. The improvement in consolidated shareholders’ deficit relating to the exchange offer reflects the issuance of new common stock equity offset by a primarily non-cash charge to income. The charge reflects primarily the difference between the fair market value of the common shares to be issued and the book value of the debt exchanged.

In March 2005, Foster Wheeler Ltd. entered into a new 5-year $250,000 Senior Credit Agreement. The Senior Credit Agreement includes a $75,000 sub-limit for borrowings at a rate equal to LIBOR plus 5%. Standby letters of credit issued under the Senior Credit Agreement will carry a fixed price throughout the life of the facility. The assets and/or the stock of certain of Foster Wheeler Ltd.’s domestic and foreign subsidiaries collateralize the Senior Credit Agreement. Foster Wheeler Ltd. paid $13,440 in fees and expenses in conjunction with the execution of the Senior Credit Agreement. Such fees, paid predominately in the first quarter of 2005, will be amortized to expense over the life of the agreement.

Lenders under Foster Wheeler Ltd.’s new Senior Credit Agreement have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company. The Senior Credit Agreement and a sale/leaseback arrangement for a corporate office building contain quarterly financial covenant compliance requirements. Management’s current twelve-month forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants through the third quarter of 2006. The forecast assumes a significant level of new contracts and continued good performance on existing contracts. However, there can be no assurance that Foster Wheeler Ltd. will be able to comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Agreement or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated and the following borrowings outstanding could also be accelerated: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Subordinated Notes, the Trust Preferred Securities, the Subordinated Robbins Facility Exit Funding Obligations, and certain of the special-purpose project debt facilities. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $388,461 as of September 30, 2005. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. Assuming that $150,000 aggregate principal amount of 2011 Senior Notes are tendered in the exchange offer commenced on October 13, 2005 as described above, the total debt that could be accelerated would be reduced to $238,461.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

On July 25, 2005, Foster Wheeler Ltd.’s U.K. subsidiary entered into a £50,000 (approximately $88,200) bank guarantee facility and a £150,000 (approximately $264,600) foreign exchange hedging facility. Lenders under the facilities have a security interest in the stock and assets of Foster Wheeler Ltd.’s U.K. subsidiary and its subsidiaries.

Holders of Foster Wheeler Ltd.’s 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company. The 2011 Senior Notes contain incurrence covenants that limit Foster Wheeler Ltd.’s ability to undertake certain actions including incurring debt, making certain payments and investments, granting liens, selling assets and entering into specific intercompany transactions, among others. Management monitors these covenants to ensure Foster Wheeler Ltd. remains in compliance with the indenture. As part of the exchange offer commenced on October 13, 2005, Foster Wheeler Ltd. solicited consents from holders of the outstanding 2011 Senior Notes to proposed amendments to the indenture including the elimination of all material restrictive covenants previously noted. As of October 27, 2005, Foster Wheeler Ltd. obtained the consent of a majority of the outstanding aggregate principal amount of the 2011 Senior Notes required to amend the indenture.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the Trust Preferred Securities for up to 20 consecutive quarterly periods. The previous Senior Credit Facility required Foster Wheeler Ltd. to defer the payment of the dividends on the Trust Preferred Securities; while the new Senior Credit Agreement requires the approval of the lenders to make payments on the Trust Preferred Securities to the extent such payments are not contractually required by the underlying Trust Preferred Securities agreements. Accordingly, no dividends were paid during the first nine months of 2005 or during fiscal year 2004. Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the Trust Preferred Securities until January 15, 2007 - the full term allowed by the underlying agreement. Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

Foster Wheeler Ltd.’s inability to operate profitably and to generate cash flows from operations in recent fiscal years, its reliance on repatriated cash from its foreign subsidiaries to fund its domestic obligations, and its obligations to maintain minimum debt covenants to avoid possible acceleration of its debt, raises substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

3.	Sale of Investment in Foster Wheeler Energia S.A.

In October 2003, pursuant to a Stock Purchase Agreement dated October 10, 2003 (“SPA”), the Company sold its investment in Foster Wheeler Energia S.A., a wholly owned subsidiary of Foster Wheeler Europe Limited, for proceeds of approximately $30,675. The subsidiary was sold to a wholly owned affiliate of Foster Wheeler Ltd. The sales price approximated the carrying value. The Company has reflected this transaction as a reorganization of companies under common control. Accordingly, the 2002 financial statements were revised to eliminate the activity of Foster Wheeler Energia S.A. from the consolidated statements of operations and cash flows. In May 2004, pursuant to the SPA, an additional payment of $3,589 was made to the Company. The payment could not be estimated at the time of purchase, and was therefore not accrued. The payment received by the Company was recorded as a decrease in accumulated deficit in 2004.

4.	Summary of Significant Accounting Policies

The consolidated balance sheet as of September 30, 2005 and the related consolidated statement of operations and comprehensive income and condensed consolidated statement of cash flows for the nine-month periods ended September 30, 2005 and 2004, are unaudited. The consolidated balance sheet as of December 31, 2004 has been derived from the 2004 audited financial statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments only consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

A summary of the Company’s significant accounting policies is presented below. There has been no material change in the accounting policies followed by the Company during the first nine months of 2005.

Principles of Consolidation — The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of Foster Wheeler Europe Limited and all significant subsidiary companies. All significant intercompany transactions and balances have been eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes and contingencies, among others.

Revenue Recognition on Long-term Contracts — Revenues and profits on long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress toward completion is measured using physical completion of individual tasks for all contracts with a value of $5,000 or greater. Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

Revenues and profits on cost-reimbursable contracts are recorded as the costs are incurred. The Company includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Company is responsible for the engineering specifications and procurement for such costs.

Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts.” The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. In accordance with the accounting and disclosure requirements of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”) and Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes,” the Company reviews its contracts monthly. As a result of this process, in the first nine months of 2005, 41 individual projects had final estimated profit revisions exceeding $500. These revisions resulted from events such as earning project incentive bonuses or the incurrence or forecasted incurrence of contractual liquidated damages for performance or schedule issues, executing services and purchasing third party materials and equipment at costs differing from previously estimated, and testing of completed facilities which in turn eliminates or incurs completion and warranty-related costs. The net aggregate dollar value of the accrued contract profit resulting from these estimate changes during the first nine months of 2005 and 2004 amounted to a net increase of approximately $79,800 and $74,877, respectively. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Company records claims in accordance with paragraph 65 of SOP 81-1. This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings. As of September 30, 2005 and December 31, 2004, the Company had recorded commercial claims receivable of $0 and $544, respectively.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Cash and Cash Equivalents — Cash and cash equivalents include liquid short-term investments purchased with original maturities of three months or less. The Company requires a substantial portion of these funds to support their liquidity and working capital needs. Accordingly, these funds may not be readily available for repatriation to its parent.

Restricted Cash — At September 30, 2005, restricted cash consisted of approximately $12,400 that was required to collateralize letters of credit and bank guarantees, and approximately $4,700 of client escrow funds.

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld might not be received within a one-year period. However, in conformity with industry practice, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Trade accounts receivable are continually evaluated in accordance with corporate policy. Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within the various markets served and general economic trends are also considered when evaluating the necessity of a provision. Provisions for uncollectible accounts receivable that are reversed in subsequent periods as a result of collections are included in other income. Accordingly, uncollectible accounts receivable provision reversals included in other income were $6,523 and $1,493 for the nine months ended September 30, 2005 and 2004, respectively.

Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of receivables from affiliated companies of $18,893 at September 30, 2005, and $13,801 at December 31, 2004, foreign refundable value-added tax and accrued interest receivable.

Land, Buildings and Equipment — Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 50 years for buildings and from 3 to 35 years for equipment. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Investments and Advances — The Company uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate due to a lack of a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost.

Income Taxes — Income tax expense in the Company’s statement of operations has been calculated on a separate company basis for its subsidiaries that file tax returns in their foreign jurisdictions. Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency — Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at month-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

The Company enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Company utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under Statement of Financial Accounting Standard (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities.” At September 30, 2005 and 2004, the Company did not meet the requirements for deferral of gains and losses on derivative instruments under SFAS No. 133 and recorded a net after-tax loss of approximately $1,005 for the nine months ended September 30, 2005 and recorded a net after-tax losses of approximately $6 for the nine months ended September 30, 2004.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Contracts in Process and Estimated Costs to Complete Long-term Contracts— In accordance with terms of long-term contracts, amounts recorded in contracts in process and estimated costs to complete long-term contracts may not be realized or paid, respectively, within a one-year period. In conformity with industry practice, however, the full amount of contracts in process and estimated costs to complete long-term contracts have been included in current assets and current liabilities, respectively.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average-cost method.

Stock Option Plans — Foster Wheeler Ltd. has fixed option plans which reserve common shares for issuance to executives, key employees, and directors. Employees of the Company participate in these plans. Foster Wheeler Ltd. and the Company have adopted the disclosure-only provision of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation – Transition and Disclosure.” Foster Wheeler Ltd. and the Company continue to account for stock options granted to employees and directors using the intrinsic value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Had compensation costs for the stock-based compensation plans been accounted for using the fair value method of accounting described by SFAS No. 123, the Company’s net earnings would have been as follows:

	For the Nine Months Ended September 30,

	2005	2004

Net earnings — as reported	$65,773	$32,979
Deduct: Total stock-based employee compensation
expense determined under fair value based method
for awards net of taxes of $380 in 2005 and $73 in 2004	838	145

Net earnings — pro forma	$64,935	$32,834

Recent Accounting Developments — In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment.” SFAS No. 123R replaces SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS No. 123R requires that all share-based payments to employees, including grants of employee stock options and restricted stock, be recognized in the condensed consolidated statement of operations and comprehensive income based on their fair values. Prior to SFAS No. 123R, we adopted the disclosure-only provisions of SFAS No. 123 and therefore only certain pro forma disclosures of the fair value of share-based payments were required in the notes to the condensed consolidated financial statements. SFAS No. 123R provides for the adoption of the new standard in one of two ways: the modified prospective transition method and the modified retrospective transition method. Using the modified prospective transition method, share-based employee compensation cost would be recognized from the beginning of the fiscal period in which the recognition provisions are first applied as if the fair-value-based accounting method had been used to account for all employee awards granted, modified, or settled after the effective date and to any awards that were not fully vested as of the effective date. Using the modified retrospective method, employee compensation cost would be recognized for periods presented prior to the adoption of the proposed standard in accordance with the original provisions of SFAS No. 123; that is, employee compensation cost would be recognized in the amounts reported in the pro forma disclosures provided in accordance with SFAS No. 123. On April 14, 2005, the Securities and Exchange Commission amended the compliance date for SFAS No. 123R until the first quarter of 2006. We are still evaluating the method of adoption and the impact that the adoption of SFAS No. 123R will have on our condensed consolidated financial position and results of operations; although, we expect that there will be a negative impact on our operating results commencing in the first quarter of 2006.

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29.” SFAS No. 153 eliminates the exception for nonmonetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, SFAS No. 153 provides that exchanges of nonmonetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A nonmonetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of SFAS No. 153 is not expected to have a material impact on the condensed consolidated financial statements of the Company.

In March 2005, the FASB issued Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143.” FIN No. 47 clarifies when an entity would be required to recognize a liability for the fair value of an asset retirement obligation that is conditional on a future event if the liability’s fair value can be reasonably estimated. Uncertainty surrounding the timing and method of settlement that may be conditional on events occurring in the future would be factored into the measurement of the liability rather than the recognition of the liability. FIN No. 47 is effective no later than the end of fiscal year 2005. We are currently assessing the impact that the interpretation may have on our condensed consolidated financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 is a replacement of APB No. 20 and SFAS No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. SFAS No. 154 also addresses the reporting of a correction of an error by restating previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 is not expected to have an impact on our condensed consolidated financial statements.

5.	Investments, Advances and Equity Interests

The Company owns a non-controlling equity interest in two electric power generation projects and one waste-to-energy project in Italy. Two of the projects in Italy are each 42% owned while the third project is now 39% owned by the Company, after reflecting the sale of 10% of our minority equity interest on this project in April 2005. Such sale was intended to facilitate future expansion of the project. Following is summarized financial information for our equity affiliates combined, as well as our interest in the affiliates.

	For the Nine Months Ended September 30,

	2005	2004

Income Statement Data:
Total revenues	$212,810	$176,463
Gross earnings	51,937	45,876
Income before taxes	41,072	32,575
Net earnings	35,962	19,586

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	September 30, 2005	December 31, 2004

Balance Sheet Data:
Current assets	$184,649	$147,625
Other assets (primarily buildings and equipment)	354,769	414,779
Current liabilities	50,183	39,445
Other liabilities (primarily long-term debt)	326,288	404,802
Net assets	162,947	118,157

The Company’s share of the net earnings of equity affiliates included in other income totaled $10,256, and $8,400 for the nine months ended September 30, 2005 and 2004, respectively. The Company’s investment in the equity affiliates totaled $66,830 and $48,458 as of September 30, 2005 and December 31, 2004, respectively.

The Company has guaranteed certain performance obligations of these projects. The Company’s contingent obligations under the guarantees for two of the projects are approximately $900 in total. The contingent obligation for the third project is capped at approximately $7,300 over the twelve-year life of the project’s financing; to date, no amounts have been paid under this guarantee. The Company has also provided a guarantee of $4,600 representing 39% of the debt service reserve letter of credit providing liquidity should the performance of the third project be insufficient to cover the debt service payments.

Additionally, at September 30, 2005, the Company held investments in unconsolidated affiliates of $51,396 carried at cost since the Company does not hold a controlling financial interest. The Company has made advances of approximately $16,389 to its third-party equity investees.

6.	Income Taxes

The difference between the statutory and effective tax rates for the nine months ended September 30, 2005 and 2004 is primarily due to nontaxable income, a change in valuation allowance, nondeductible expenses and losses and differences in foreign tax rates. The effective tax rate for the nine months ended September 30, 2005 and 2004 was 28.6% and 38.4%, respectively. The variance is due to the changes in the amount of nontaxable income, nondeductible expenses and losses, foreign tax rates and valuation allowance relative to pretax income from the nine months ended September 30, 2004 to the nine months ended September 30, 2005. We are currently experiencing a positive earnings trend in certain jurisdictions for which a valuation allowance was set up against deferred tax assets in previous years. We are currently evaluating the need to reverse the valuation allowance on such deferred tax assets.

7.	Pension Benefits

The components of net periodic benefit cost for the nine months ended September 30, 2005 and 2004 areas follows:

	For the Nine Months Ended September 30,

	2005	2004

Service cost	$13,438	$13,266
Interest cost	24,237	22,650
Expected return on plan assets	(26,752)	(23,182)
Amortization of transition assets	(52)	—
Amortization of prior service cost	1,272	1,251
Other	11,017	13,164

Net periodic benefit cost	$23,160	$27,149

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

The Company expects to contribute approximately $27,500 to its pension plan in the year 2005. As of September 30, 2005, approximately $13,000 of that contribution has been made.

8.	Warranty Reserves

The Company provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

	For the Nine Months Ended September 30,

	2005	2004

Balance at beginning of year	$31,800	$40,800
Accruals	5,600	9,600
Settlements	(1,300)	(9,500)
Adjustments to provision	(12,300)	(8,800)

Balance at end of period	$23,800	$32,100

9.	Litigation and Uncertainties

In the ordinary course of business, the Company and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Company by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Additionally, the Company evaluates its non-contract exposures and records accruals as necessary. Based on its knowledge of the facts and circumstances relating to the Company’s liabilities, if any, and to its insurance coverage, management of the Company believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

Our subsidiaries in the U.K. have also received claims alleging personal injury arising from exposure to asbestos. To date 699 claims have been brought against our U.K. subsidiaries of which 276 remain open at September 30, 2005. None of the settled claims has resulted in material costs to us.

As of September 30, 2005, we had recorded total liabilities of $40,000 comprised of an estimated liability relating to open (outstanding) claims of $4,600 and an estimated liability relating to future unasserted claims of $35,400. Of the total, $1,700 is recorded in accrued expenses and $38,300 is recorded in asbestos-related liability on the condensed consolidated balance sheet. An asset in an equal amount was recorded for the expected U.K. asbestos-related insurance recoveries, of which $1,700 is recorded in accounts and notes receivables, and $38,300 is recorded as asbestos-related insurance recovery receivable on the condensed consolidated balance sheet.

The ultimate legal and financial liability of the Company in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Company becomes known, the Company reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Company to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

10.	Related Party Transactions

The Company enters into long-term contracts as a subcontractor and/or performs subcontracting work for certain Foster Wheeler affiliates. Included in the consolidated statement of operations and comprehensive income for the nine months ended September 30, 2005 and 2004 related to these contracts and intercompany borrowings is the following:

FOSTER WHEELER EUROPE LIMITED AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	For the Nine Months Ended September 30,

	2005	2004

Operating revenues	$11,019	$6,348
Cost of operating revenues	16,009	40,953
Interest income	3,146	2,743
Interest expense	19,131	19,265

Costs incurred by Foster Wheeler Ltd. and certain of its affiliates on behalf of the Company are charged to the Company through a management fee. These fees represent management’s estimation of a reasonable allocation of the Company’s share of such costs. These costs, plus royalty fees, are included in costs and expenses and totaled $18,478 and $16,158 for the nine months ended September 30, 2005 and 2004, respectively. Estimated royalty fees are billed quarterly to the Company and are trued up upon filing of the Company’s statutory statements, typically in the second or third quarter of the subsequent year.

Included in the consolidated balance sheet at September 30, 2005 and December 31, 2004, related to long-term contract activity and intercompany borrowings with Foster Wheeler affiliates is the following:

	September 30, 2005	December 31, 2004

Accounts and notes receivable - other	$18,893	$13,801
Intercompany notes receivable	13,433	6,679
Accounts payable	63,408	46,670
Intercompany notes payable	274,184	305,051

Intercompany notes payable includes $270,000 due in full in 2016 at an interest rate of 7.5%.

Also reflected in the consolidated balance sheet, due to the uncertainty of collection based on the going concern issues addressed in Note 2, the Company reduced intercompany notes receivable and charged shareholder’s deficit for its notes receivable from U.S. affiliates. The change for the period is reflected in the Consolidated Statement of Changes in Shareholder’s Deficit and the Condensed Consolidated Statement of Cash Flows. The impact on shareholder’s deficit was a cumulative reduction of $105,285 and $82,277 at September 30, 2005 and December 31, 2004, respectively.

Additionally, at September 30, 2005 and December 31, 2004, the Company held investments in unconsolidated affiliates of $51,396 and $56,819 at cost, respectively.

In 2001, the Company purchased the investments in its subsidiaries from its parent, Foster Wheeler International Corporation. As the transfer of ownership occurred between entities under common control, the difference between the purchase price and the net equity of these subsidiaries of $250,291 was charged to paid-in capital in the amount of $86,886 and to accumulated deficit in the amount of $163,405, as the Company’s paid-in capital could not absorb the full amount of the excess purchase price.

11.	Sale of Certain Business Assets and Investments

In the first quarter of 2005, the Company sold an investment accounted for under the equity method. The sale resulted in proceeds of approximately $1,700 and a gain of approximately $1,500, which was recorded in other income on the consolidated statement of operations and comprehensive income.

In the first and second quarters of 2004, we sold minority equity interests in special-purpose companies established to develop power plant projects in Europe. We recorded gains on the sales of $10,500 and $8,700 in the first and second quarters of 2004, respectively, which were recorded in other income on the consolidated statement of operations and comprehensive income.